SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2010

Media Sentiment, Inc.
(Exact name of registrant as specified in its charter)

NV	333-144101	20-5740705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Buchanan Street , San Francisco, California	94102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  415-861-3421

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.06 Change in Shell Company Status

We are no longer a shell company for the following reasons:

During 2009 and the first five months of 2010 we have engaged in marketing and sales of our products that resulted in approximately 440,000 visitors to our web site properties who delivered nearly 42,000,000 hits.

We have also engaged Financial Content Services, Inc. to distribute our media sentiment data to their network of financial web sites. So far, they have delivered our alerts to more than 100,000 unique visitors on reputable publication web sites such as San Francisco Chronicle, c/net, The Boston Globe, CBS Money Watch, ABC13 Houston, Minnesota Public Radio, Chicago’s Daily Herald, Digital Media Wire, myFox Houston, Boston Mutual Funds Exchange, 6 abc Philadelphia, Denver Post, CBS2 Chicago, Cincinnati’s Enquirer, Connecticut Post, Worth, World Now, WedBush Securities, Minyanville, myFox Philly and more.

Additionally, we have engaged Investing Channel, Inc. to sell advertising on our web sites and so far this year they have delivered over  3,000,000 advertising impressions to prestigious advertisers such as Barrons, Fisher Investments, E*Trade, Thomson Reuters, Barrons Online, TradeStation, Sprint, RJO Futures, Zecco Trading, Citi Institutional, CitiFX,Interactive Brokers, Motley Fool, optionsHouse, optionsXpress, TD Ameritrade, Scottrade, Options Industry Council, Columbia Business School and more.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Media Sentiment, Inc.

/s/ Marian Munz
 Marian Munz
Chief Executive Officer
Date: May 19, 2010